UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2018

Longfin Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38192	81-5312393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16-017, 85 BROAD STREET, NEW YORK, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(917) 893-0995

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On March 20, 2018, Longfin Corp. (the “Company” or “Longfin”) entered into a release and settlement agreement dated March 18, 2018 with Krishanu Singhal, the Company’s former Chief Financial Officer. Pursuant to the terms of the agreement, Mr. Singhal transferred to the Company 2 million shares of Class A common stock, par value $0.00001 per share (the “Class A Stock”) previously issued to Mr. Singhal in connection with his employment with the Company and agreed to transfer restrictions regarding the 1,375,000 shares of Class A Stock he continues to hold, such that 687,500 of such shares will become transferrable upon the earlier of (i) 12 months from the full funding of the Company’s convertible note offering completed in February 2018 and (ii) September 20, 2019, and the remaining 687,500 becoming transferrable upon the first anniversary of the release of the initial 687,500 shares. In no event, however, may Mr. Singhal transfer more than 57,292 in any month following such release. In consideration of Mr. Singhal’s entry into the release and settlement agreement, Longfin has agreed to pay Mr. Singhal $50,000 upon the execution of the agreement and a further $50,000 thirty days following such execution. Each party has agreed to release any claims regarding Mr. Singhal’s employment with the Company (or relating thereto), other than claims arising under the release and settlement agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2018

LONGFIN CORP.

By:	/s/ Venkata Meenavalli
Name:	Venkata Meenavalli
Title:	Chairman

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